SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K
                                 CURRENT REPORT




     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



       Date of Report (date of earliest event reported): December 22, 1999


                                   EVTC, INC.
             (Exact name of registrant as specified in its charter)




                           Delaware 0-20986 22-3005943
                    (State or other (Commission (IRS Employer
                jurisdiction of File Number) Identification No.)
                                 incorporation)



                    121 S. Norwood Drive, Hurst, Texas 76053
                 ----------------------------------------------
               (Address of principal executive office) (Zip Code)



       Registrant's telephone number, including area code: (817) 282-0022



                                       N/A
           ----------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 1.  Changes in Control of Registrant

                  Not Applicable


Item 2.  Acquisition or Disposition of Assets

         On December 22, 1999, EVTC, Inc., t/a Environmental Technologies Corp., (the "Company") entered into an Agreement and Plan of Reorganization (the "Agreement") with afreegift.com, Inc., a Nevada corporation ("afreegift"), Sakoff Enterprises, Inc., a Delaware corporation (the "Shareholder"), and Scott
L. Sakoff ("Sakoff"). Under the terms of the Agreement, afreegift will merge into the Company's newly formed subsidiary, e solutions marketing, inc.
("e solutions") in exchange for common stock of the Company. Afreegift is an Oak Brook, Illinois based Internet direct marketing company. The purpose of the merger is to diversify the Company's business segments and to take advantage of the burgeoning e-commerce industry. The transaction is intended to qualify as a tax-free reorganization.

         The consummation of the transactions contemplated by the Agreement is subject to approval by the Company's stockholders. An annual meeting of the Company's stockholders has been called for February 28, 2000 for the purpose of seeking ratification and approval of the Agreement and the transactions contemplated thereby. Subject to stockholder approval and satisfaction of certain pre-closing conditions, the Shareholder will be entitled to receive at the closing a number of shares of the Company's common stock to be agreed upon prior to the closing and the right to receive additional shares of the Company's common stock (the "Earn-Out Shares") upon satisfaction of certain financial performance objectives. In no event shall the number of shares issued at closing and Earn-Out Shares exceed 8,000,000.

         Please see Section 3.1 and 3.2 of the Agreement as filed as Exhibit A to this Current Report for a complete discussion of the conditions pursuant to which the Earn-Out Shares shall be issued to the Shareholder.

         If the merger is consummated, the Company expects to expand its board of directors to seven members. The Shareholder will have the right to three seats on the Company's board so long as e solutions meets specified financial performance objectives. Also, at the closing of the merger, Sakoff will enter into an Employment Agreement with e solutions under which he will serve as President and Chief Executive Officer of e solutions. The Employment Agreement is for a term of 1 year. The Company is obligated to renew the Employment Agreement for an additional 1-year term upon e solutions meeting certain performance goals.

         Under the Employment Agreement, Sakoff shall have an annual base salary of $120,000 per year and he is entitled to receive bonus compensation as determined by the Board of Directors of the subsidiary and other benefits commensurate with those currently afforded executive officers of the Company. The Employment Agreement also contains standard non-competition and non-solicitation provisions. The Employment Agreement is filed as Exhibit B to this Current Report.

         Pending shareholder action on the merger, the Company is obligated to lend $1,000,000 to afreegift at times specified in a Funding Agreement. In exchange, the Company will receive a note from afreegift secured by all of its assets. The note is to be repaid in a year and bears interest at 9%. If the merger is approved, the Company has agreed to use its commercially reasonable best efforts to raise $10,000,000 of additional capital, within 180 days of the closing, in order to invest that amount as additional equity in e solutions.

         To provide working capital and short term financing for e solutions and afreegift, the Company's board of directors approved the sell and issuance of up to 1,000,000 shares to several private investors and vendors of e solutions and afreegift. The sell price for up to 750,000 of such shares was set at $1.00 per share, which represented approximately 85% of the prior four days closing stock price on October 1, 1999 the date the Company's board of directors authorized the signing of a letter of intent with afreegift.com. The remaining 250,000 shares will be issued to vendors of e solutions and/or afreegift.com for services relating to developing afreegift's business. The price for shares issued to vendors will be based on the current market price at such time they are issued.


Item 3.  Bankruptcy or Receivership

                  Not Applicable


Item 4.  Changes in Registrant's Certifying Accountant

                  Not Applicable


Item 5.  Other Events

                  Not Applicable

Item 6.  Resignations of Registrant's Directors

                 Not Applicable


Item     7.  Financial Statements and Exhibits

        (a)  Financial statements of  business acquired.

                  Not Applicable


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


         (b)  Pro forma financial information

                  Not Applicable

         (c)  Exhibits

                  A. Agreement and Plan of Reorganization dated as of December
                     21, 1999
                  B. Employment Agreement between e solutions marketing, Inc.
                     and Scott L. Sakoff


Item 8.  Change in Fiscal Year

                 Not Applicable


                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   EVTC, INC.



                                   By:    /s/ David Keener
                                          ------------------------------------
                                              David Keener
                                              Chief Financial Officer


Dated: January 7, 2000

                                    EXHIBIT A

                      AGREEMENT AND PLAN OF REORGANIZATION

         THIS AGREEMENT AND PLAN OF REORGANIZATION is dated as of the 21st day of December, 1999 by and among afreegift.com, Inc., a Nevada corporation ("Target"), Sakoff Enterprises, Inc., a Delaware corporation ("Shareholder"), Scott L. Sakoff ("Sakoff"), EVTC, Inc., a Delaware corporation ("Parent") and e solutions marketing, inc., a Texas corporation in formation ("Sub"). (Target and Sub are collectively referred to as the "Constituent Corporations.")

                                    RECITALS

         WHEREAS, Parent, Sub and Target desire to enter into a merger ("Merger") in accordance with the applicable provisions of the statutes of Texas and Nevada;

         WHEREAS, for federal income tax purposes, the parties intend that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended ("Code");

         WHEREAS, the value of Target is difficult to determine, particularly because of the characteristics of an e-commerce business and the early stage of Target; and, therefore, the parties believe it to be fairest to all of them that a substantial portion of the consideration in the Merger be the right to receive stock based on future contingencies;

        WHEREAS, Shareholder is the sole shareholder of Target and Sakoff is the President of Shareholder; and

         WHEREAS, each of the parties to this Agreement desires to make certain representations, warranties and agreements in connection with the Merger and also to prescribe various conditions thereto.

                                    AGREEMENT

         NOW,   THEREFORE,   in  consideration   of  the  Recitals,   which  are
incorporated by reference, and the mutual promises herein contained, the parties agree as follows:

                                    ARTICLE I

                                   THE MERGER

         1.1 The Merger. At the Effective Time (as defined in Section 1.2) and subject to the terms and conditions of this Agreement and any related agreement executed by the parties in connection with the Merger, Target shall be merged into Sub, and the separate existence of Target shall cease, in accordance with the applicable provisions of the Texas Business Corporation Act ("TBCA") and
Section 78.010 et seq. of the Nevada Revised Statutes ("NCL").

         (b) Sub will be the surviving corporation in the Merger and will be governed by the laws of the State of Texas. (For periods after the Effective Time, Sub is sometimes referred to herein as the "Surviving Corporation.") The separate corporate existence of Sub and all of its rights, privileges, immunities and franchises, public or private, and all its duties and liabilities as a corporation organized under the TBCA, will continue unaffected by the Merger.

         (c) The Merger will have the effects specified by the TBCA and the NCL.

         1.2 Effective Time. As soon as practicable following fulfillment or waiver of the conditions specified in Article VIII, and provided that this Agreement has not been terminated or abandoned pursuant to Article IX, the Constituent Corporations will cause the Articles of Merger (the "Articles of Merger") to be filed with the Secretary of State of Texas, and will cause all documents required to be filed or submitted by them under the NCL in connection with the Merger to be so filed or submitted. Subject to and in accordance with the laws of the States of Texas and Nevada, the Merger will become effective at the date and time the Articles of Merger is filed with the Secretary of State of Texas or such later time or date as may be specified in the Articles of Merger (the "Effective Time"). Each of the parties will use its best efforts to cause the Merger to be consummated as soon as practicable following the fulfillment or waiver of the conditions specified in Article VIII.

                                   ARTICLE II

                            THE SURVIVING CORPORATION

         2.1 Certificate of Incorporation. The Certificate of Incorporation of Sub as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation after the Effective Time.

         2.2 By-Laws. The By-Laws of Sub as in effect immediately prior to the Effective Time shall be the By-Laws of the Surviving Corporation after the Effective Time.

         2.3 Board of Directors. At the Effective Time, the Board of Directors of Target shall become the Board of Directors of the Surviving Corporation. Through the end of the "Earn-Out Period" (as defined in Section 3.2(a)), Parent shall cause the Board of Directors of the Surviving Corporation always to consist of a majority of persons designated by Shareholder (or any successor in interest to Shareholder). Without limiting the generality of the foregoing, Parent also agrees that if any person who had been designated by Shareholder or such successor dies, resigns or is removed, such vacancy shall be filled by a person designated by Shareholder or such successor. However, the obligations of Parent under this Section 2.3 shall terminate on or after the 9-month anniversary of the Closing Date if (x) both Surviving Corporation's actual cumulative "Gross Revenues" and "Pre-Tax Profits" (as defined in Section 3.2(b)(v)) at the end of any fiscal quarter are less than 50% of those amounts forecasted in Target's business plan as revised on 12/1/99 ("Business Plan") which has been delivered to Parent and (y) Parent has funded at least $1,000,000 in cash and/or stock to Sub and/or its vendors.

                                   ARTICLE III

                              CONVERSION OF SHARES

         3.1 Conversion of Target Shares in the Merger. At the Effective Time, by virtue of the Merger and without any action on the part of any holder of any capital stock of Target, all issued and outstanding shares of Common Stock, no par value, of Target ("Target Common Stock") shall be converted into, and become exchangeable for, the sum of (i) the number of "Initial Shares" of Common Stock, $0.01 par value, of Parent ("Parent Common Stock") set forth in this Section 3.1 plus (ii) the right to receive such number of additional shares of Parent Common Stock as shall be determined pursuant to Section 3.2 ("Earn-Out Shares"). The number of Initial Shares shall be the sum of (i) 1,000 shares plus (ii) or a greater amount if mutually agreed to by all parties (iii) such number of shares as Parent and Shareholder agree would have been earned under Section 3.2 if the first fiscal quarter of the Earn-Out Period had begun on the date hereof and ended on the last day of the month immediately preceding the Effective Time. The Initial Shares and, when earned, the Earn-Out Shares shall be validly issued, fully paid and non-assessable. The Shareholder or any successor in interest shall not have any rights as a shareholder of Parent with respect to any Earn-Out Shares until those have been earned pursuant to Sections 3.2 and 3.3.

         3.2      Earn-Out Shares.

         (a) The number of Earn-Out Shares shall be determined based upon the amount of "Gross Revenues" and "Pre-Tax Profits" (as defined in Section 3.2(b)(v)) generated by the Surviving Corporation for each fiscal quarter during the period beginning at the Effective Time and ending on December 31, 2001 (the "Earn-Out Period"). (However, solely for the purpose of determining the number of Earn-Out Shares, the first fiscal quarter during the Earn-Out Period shall be deemed to begin on the date of this Agreement and end on the last day of the fiscal quarter during which "Closing," as defined in Section 7.1, occurs.) However, in no event, shall the Target Common Stock be converted in the Merger into more than 8,000,000 shares of Parent Common Stock, subject to adjustment pursuant to Section 3.2(e). Notwithstanding the foregoing but subject to Sections 3.2(b)(iv) and 3(d), if, at the end of a fiscal quarter, the sum of (i) the Initial Shares, (ii) the Earn-Out Shares earned for the previous quarters plus (iii) those Earn-Out Shares which otherwise would be earned based on the Gross Revenues and Pre-Tax Profits for that fiscal quarter would exceed 49.9% of the number of shares of Parent Common Stock which would be outstanding immediately after the issuance of the Earn-Out Shares with respect to that fiscal quarter ("Percentage Limitation"), then the number of Earn-Out Shares which will be issued and delivered for that fiscal quarter shall be reduced in order that the sum of the Initial Shares, the previously earned Earn-Out Shares and the Earn-Out Shares actually issued with respect to that quarter shall equal the Percentage Limitation. (The additional Earn-Out Shares which would have been issued with respect to any fiscal quarter but for the Percentage Limitation are referred to as the "Excess Earn-Out Shares.")

         (b) The number of Earn-Out Shares, if any, to be issued will be computed as follows:

     (i) The number of Earn-Out Shares earned for each fiscal quarter shall equal the sum of (A) one (1) share for each $1.00 of Gross Revenues received by Surviving Corporation during the quarter plus (B) four (4) shares for each $1.00 of Pre-Tax Profits earned by Surviving Corporation during that quarter plus (C) such number of Excess Earn-Out Shares from previous fiscal quarters as may be issued and delivered without violating the Percentage Limitation less (D) that number of shares which has a "Fair Market Value," as defined in Section 3.2(b)(vi), on the last business day of such quarter, equal to the product of (x) the number of shares determined in clauses (A) and (B) multiplied by (y) $1.20. For example, if (i) Surviving Corporation had Gross Revenues of $100,000 and had Pre-Tax Profits of $5,000 during a quarter, (ii) the Fair Market Value of each share was $10.00 at the end of such quarter and (iii) there were 2,000 Excess Earn-Out Shares from all previous quarters, then, subject to the Percentage Limitation, Shareholder would receive 107,600 shares. This would equate to 100,000 shares for the Gross Revenues and 20,000 shares for the Pre-Tax Profits less 14,400 shares (120,000 shares multiplied by $1.20 divided by $10.00) plus the 2,000 Excess Earn-Out Shares. However, if only 100,000 shares could be delivered to Shareholder without violating the Percentage Limitation, then only that number would be delivered to Shareholder and the balance of 7,600 shares would constitute Excess Earn-Out Shares.

     (ii) In the event that there is a loss before income taxes for any fiscal quarter, then, subject to Section 3.2(b)(iii), the calculation in Section 3(b)(i) above shall be reduced by four (4) shares for each $1.00 of such loss.

     (iii) From and after the time that either a minimum of $5,000,000 has been raised either by Surviving Corporation or by Parent for the benefit of Surviving Corporation, whether in a private placement, public offering or otherwise, or Parent has breached its obligations under Section 6.4, then, in either case, the deduction for losses in Section 3.2(b)(ii) shall not apply.

     (iv) If, at the end of the Earn-Out Period, any Excess Earn-Out Shares have not been issued to Shareholder, then Parent shall pay to Shareholder the Fair Market Value, on the last day of the Earn-Out Period, of such Excess Earn-Out Shares. Such payment shall be made within 30 days of the "Determination Date" (as defined in Section 3.2(c)) for calculating the number of Earn-Out Shares earned for the last fiscal quarter of the Earn-Out Period.

     (v) Pre-Tax Profits (or loss before income taxes) of Surviving Corporation shall be determined in accordance with GAAP consistently applied, except as follows:

          (A) In determining Gross Revenues, barter revenue, which is any revenue received in the form of goods or services, shall be valued at 50% of the estimated cash value of such goods and services; provided, however, that all barter revenues in excess of 10% of the total revenues received in that quarter shall be excluded entirely.

          (B) In determining Pre-Tax Profits or loss before income taxes, no general corporate expense allocations from the Parent to Surviving Corporation shall be deducted other than direct expenses incurred for Surviving Corporation.

          (C) In determining Pre-Tax Profits or loss before income taxes, all costs and expenses relating to the consummation of the Merger and the closing under this Agreement shall not be deducted.

               IV. In determining either Gross Revenues, Pre-Tax Profits or losses before income taxes, those principles which are mutually agreed upon from time to time by Parent and Shareholder (and which are initially set forth in the Business Plan shall be used and applied.

               V. Any stock options of EVTC issued to Target employees shall be valued at the time of grant using the Black Sholes Model and included as expense and included in Pre-Tax Profits for the purpose of determining Earn-Out Shares.

               (vi) The Fair Market Value of Parent Common Stock on a date shall mean the average of the closing prices for those securities during the period of ten consecutive trading days ending on that date as reported in the Wall Street Journal or on Yahoo Finance.

         (c) Within 15 business days following the end of each fiscal quarter during the Earn-Out Period, Surviving Corporation shall deliver to Parent a calculation of the Earn-Out Shares earned for that quarter (including Excess Earn-Out Shares) as determined in accordance with Section 3.2(b). Unless Parent objects to such calculation within 30 business days thereafter, such calculation shall be binding and conclusive. If Parent does timely object, then it shall so notify Shareholder setting out the disputed items in reasonable detail. Any disputed item which has not been settled by the Shareholder and Parent within 10 business days thereafter shall be submitted to the
independent   certified  public accountant  for Parent;  and his  determination of such disputed items shall be binding and conclusive on all parties. Parent shall use commercially reasonable efforts to cause such accountant to deliver its determination to Shareholder and Parent within 75 business days of the close of the applicable period. All costs and expenses of such accountant shall be borne by Parent. (Each determination of the number of Earn-Out Shares earned for a quarter which has been agreed to by Shareholder and Parent or otherwise has become binding and conclusive is referred to as a "Determination"; and the date on which a Determination has been agreed upon or has become binding and conclusive is referred to as a "Determination Date.")

         (d) Notwithstanding anything in this Agreement to the contrary (including the Percentage Limitation), if the Surviving Corporation is meeting or exceeding at least 50% of the Gross Revenue and Pre-Tax Profits as listed in Target's Business Plan as adjusted pursuant to Section 3.2(e), then, without the need for any action by Shareholder or Parent:

                   (i) The balance of the Earn-Out Shares shall be earned and issued, and Shareholder shall be deemed to hold such balance, immediately upon Parent ceasing to own at least 80% of the capital stock of the Surviving Corporation (unless Shareholder consents) during the Earn-Out Period.

                  (ii) A portion of the balance of the Earn-Out Shares shall be earned and issued, and Shareholder shall be deemed to hold such portion, immediately prior to the occurrence


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

          of any of the following events or circumstances during the Earn-Out Period unless Shareholder consents (which consent shall not be unreasonably withheld):

                    (A) The liquidation or dissolution of Parent.

                    (B) The "Bankruptcy" of Parent.

                    (C) Immediately upon the termination without cause by Parent or the Surviving Corporation of Sakoff's employment during the Earn-Out Period in violation of the terms of Sakoff's Employment Agreement.

               (iii) The balance of the Earn-Out Shares which could be earned under Section 3.2(d)(i)shall be the total of (i) 8,000,000 shares less
          (ii) the Earn-Out Shares previously earned and less (iii) that number of shares which has a Fair Market Value, immediately prior to such event, equal to the product of (x) the number of shares determined in clauses (i) and (ii) multiplied by (y) $1.20. The portion of the balance of the Earn-Out Shares which could be earned pursuant to this
          Section 3.2(d)(ii) shall be equal to the product of (x) the balance of the Earn-Out Shares multiplied by (y) the average of Surviving Corporation 's actual cumulative Gross Revenues for the applicable period expressed as a percentage of the forecasted Gross Revenues for such period in the Business Plan and of the Surviving Corporation 's actual cumulative Pre-Tax Profits during the applicable period expressed as a percentage of the amount forecasted in Target's Business Plan for the applicable period multiplied by (iii) 2; provided, however, that such portion may not exceed 100% of such balance. The applicable period shall begin on the date of this Agreement and end on the last day of the fiscal quarter immediately prior to the triggering event or circumstance. (For example, if the balance of the Earn-Out Shares was 7,000,000, Surviving Corporation's cumulative Gross Revenues were 40% of the amount forecasted in the Business Plan and Surviving Corporation's cumulative Pre-Tax Profits were 30% of the amount forecasted in the Business Plan, then the number of Earn-Out Shares which would be earned would be 7,000,000 multiplied by 35% (the average of 40% and 30%) times 2 and would equal 4,900,000 shares.) As used in this Section 3.2(d), "Bankruptcy" shall mean:

                    (A) Parent or its successor in interest  makes an assignment for the benefit of creditors, or petitions or applies for the appointment of a liquidator, receiver or custodian (or similar official) of it or of any substantial part of its assets, or Parent or its successor in interest commences any proceeding or case relating to it under the Bankruptcy Code or any other bankruptcy, reorganization, arrangement, insolvency, readjustment of debt or similar law of any jurisdiction, or takes any action to authorize any of the foregoing; or

                    (B) Any  petition or  application  of the type  described in
               Section 3.2(d)(iii)(A) is filed or if any such proceeding or case is commenced against Parent or its  successor in interest and is not  dismissed  within sixty
          (60) days, or Parent or its successor in interest indicates its approval thereof, consents thereto or acquiesces therein, or an order is entered appointing any such liquidator or receiver or custodian (or similar official), or adjudicating Parent and/or its successor in interest bankrupt or insolvent, or approving a petition in any such proceeding, or a decree or order for relief is entered in respect of Parent or its successor in interest in an involuntary case under the Bankruptcy Code or any other bankruptcy, reorganization, arrangement, insolvency, readjustment of debt or similar law of any jurisdiction.

         (e) At the time that the holders of then outstanding Parent Common Stock become entitled to hold a different number of shares of Parent Common Stock, or different or additional classes or series of securities, by reason of a stock dividend, merger, consolidation, recapitalization of Parent's capital stock, split-up, subdivision, combination, exchange of securities or any similar transaction, then the number, classes and series of securities to be issued and exchanged in the Merger shall be equitably adjusted by the Board of Directors of Parent or its successor in interest in order that Shareholder shall be entitled to receive the same number, classes and series of securities of Parent and its successors during the Earn-Out Period as if all of the Earn-Out Shares had been earned immediately prior to each such event. From and after each such event, the term "Parent Common Stock" shall include all such different and additional classes and series of securities. Any other issuance of Parent Common Stock shall not effect the number of Earn-Out Shares.

         3.3 Mechanics of Exchange of Securities. At the Closing, Shareholder shall deliver to Sub a certificate or certificates representing the Target Common Stock, duly endorsed, as more fully set forth in Section 7.2(b); and Parent shall deliver to Shareholder a certificate or certificates representing the Initial Shares, as more fully set forth in Section 7.3(b). However, regardless of whether either such party delivers any of such certificates, at the Effective Time, by virtue of the Merger, the Initial Shares shall be deemed to have been issued and Shareholder shall be deemed to be a shareholder of Parent who holds the Initial Shares. Within 10 days of each Determination Date, Parent also shall deliver to Shareholder a certificate or certificates representing the Earn-Out Shares then earned as shown in a Determination. However, regardless of whether such certificates have actually been delivered, the Earn-Out Shares shown on such Determination shall be deemed to have been issued and Shareholder shall be deemed to hold such Earn-Out Shares on the Determination Date.

         3.4 Status of Sub Shares. At the Effective Time, by virtue of the Merger and without any action on the part of any holder of any capital stock of Sub, each issued and outstanding share of common stock of Sub shall continue unchanged and remain outstanding as a share of common stock of the Surviving Corporation.

                                   ARTICLE IV

        REPRESENTATIONS AND WARRANTIES OF TARGET, SHAREHOLDER AND SAKOFF

         Each of the Target, Shareholder and Sakoff, jointly and severally, represent and warrant to Parent and Sub that:

         4.1 Corporate Existence. Each of the Shareholder and Target is a corporation duly organized, validly existing in good standing under the laws of its respective jurisdiction of incorporation and has the corporate power to own, operate or lease its respective properties and to carry on its business as now being conducted. Complete and correct copies of the Articles of Incorporation of Target and all amendments thereto, certified by the Secretary of State of Nevada, and of the By-Laws of the Target and all amendments thereto, certified by the Secretary of the Target, heretofore have been delivered to Parent. Target is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities make such qualifications necessary, except for those jurisdictions where failure to be so qualified would not have a material adverse effect upon the business, operations, assets, properties, rights or condition (financial or otherwise) or prospects of the Target or upon the ability of Target to consummate the transactions contemplated by this Agreement (a "Material Adverse Effect").

         4.2 Authorization; Validity. Each of the Shareholder and Target has all requisite corporate power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. No declaration, recording or registration with, or notice to, or authorization, consent or approval of, any governmental or regulatory body or authority is necessary for the execution and delivery of this Agreement, the Registration Rights Agreement and the Shareholders Agreement by the Shareholder, Target and Sakoff and the Employment Agreement by Sakoff or the consummation by the Shareholder, Target and Sakoff of the transactions contemplated hereby or thereby, other than such declarations, filings, registrations, notices, authorizations, consents or approvals which are set forth in Article I or which, if not made or obtained, as the case may be, would not, in the aggregate, have a Material Adverse Effect. All necessary action has been taken, or will be taken, by the Shareholder, Target and Sakoff with respect to the execution, delivery and performance by the Shareholder, Target and Sakoff of this Agreement, the Employment Agreement, the Registration Rights Agreement and the Shareholders Agreement and the consummation of the transactions contemplated hereby and thereby, as applicable. Assuming the due execution and delivery of this Agreement, the Employment Agreement the Registration Rights Agreement and the Shareholders Agreement by Parent and Sub, each of those agreements is or will be a legal, valid and binding obligation of the Shareholder, Target and/or Sakoff, as applicable, and enforceable against those parties in accordance with its respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, and other similar laws of general application affecting the enforcement of creditors' rights and general principles of equity (whether applied in a proceeding at law or in equity).

         4.3 No Breach of Statute or Contract. Neither the execution and delivery of this Agreement, nor the consummation by each of the Shareholder, Target and Sakoff of the transactions contemplated hereby, nor compliance by each of the Shareholder, Target and Sakoff with any of the provisions hereof, will (a) violate or cause a default under any statute (domestic or foreign), judgment, order, writ, decrees, rule or regulation of any court or governmental authority applicable to the Shareholder, Target, Sakoff or any of their respective properties; (b) breach or conflict with any of the terms, provisions or conditions of the respective Certificates of Incorporation or respective By-Laws of Target or the Shareholder; or (c) violate, conflict with or breach or require the authorization, consent or approval of any party under any agreement, contract, mortgage, instrument, indenture or license to which the Shareholder, Sakoff or Target is or may be bound, or constitute a default (in and of itself or with the giving of notice, passage of time or both) thereunder, or result in the creation or imposition of any encumbrance upon, or give to any other party or parties any claim, interest or right, including rights of termination or cancellation in, or with respect to, any of their respective properties or Target Common Stock.

         4.4 Subsidiaries. Target has no subsidiaries or equity investments in any other corporation, association, partnership, joint venture or any other entity.

         4.5 Capitalization and Shareholdings. The authorized capital stock of Target consists of 25,000 shares of Common Stock, of which 25,000 shares are issued and outstanding. At the Closing, Shareholder will deliver a certificate or certificates representing all Target Common Stock, free and clear of all liens, claims, charges or encumbrances. Neither the Shareholder nor Target is a party to or bound by any agreements, arrangements or understandings restricting in any manner the conversion and exchange in the Merger of Target Common Stock. The Target Common Stock is duly and validly issued and is fully paid and non-accessible and free of preemptive rights. There is not outstanding, and neither the Shareholder nor Target is bound by or subject to, any subscription, option, warrant, call, right, contract, commitment, agreement, understanding or arrangement to issue any additional shares of capital stock of Target, including any right of conversion or exchange under any outstanding security or other instrument, and no shares of the capital stock of Target are reserved for issuance for any such purpose.

         4.6 Financial Statements. The balance sheet of Target and the related statement of income as of October 31, 1999, has been delivered to the Parent. Target's Financial Statements (i) are true, correct, and complete, (ii) are in accordance with the books and records of Target, and (iii) fairly, completely and accurately present the financial position of Target at the dates specified and the results of its operations for the periods covered.

         4.7 Absence of Undisclosed Liabilities. Target has no undisclosed debts, liabilities or obligations of any kind, whether accrued, absolute, contingent or other, whether due or to become due, that would have a material adverse effect other than those that are fully described and listed in Schedule
4.7. Any undisclosed liabilities that are not listed in Schedule 4.7 that are not agreed to in advance by Parent shall be the responsibility of Shareholder, and/or Sakoff. If the Parent is required to pay any liability relating to Target, Shareholder or Sakoff that relates to activities prior to this Agreement that are not fully disclosed in Schedule 4.7, Parent has the right to offset Earn-Out Shares due under this Agreement by such amount(s) paid by Parent. The amount of offset shall be further increased by 25% for any and all cash or debt that Sub or Parent has spent or issued to satisfy Target obligations originating prior to this Agreement.

         4.8 Absence of Certain Changes or Events. Since (the inception date of Target), no event or circumstance has occurred resulting or reasonably likely to result in a Material Adverse Effect.

         4.9 Proprietary Rights. Schedule 4.9 sets forth a complete and accurate list of all patents (including all reissues, reexaminations, continuations, continuations-in-part and divisions thereof), inventions, trade secrets, processes, proprietary rights, proprietary knowledge, know how, computer software, trademarks, names, service marks, trade names, copyrights, symbols, logos, franchises and permits of Target and all applications therefor, registrations thereof and licenses, sublicenses or agreements in respect thereof that Target owns or has the right to use or to which Target is a party and all filings, registrations or issuance of any of the foregoing with or by any federal, state, local or foreign regulatory, administrative or governmental office or offices (collectively, the "Intellectual Property Rights"). The Intellectual Property Rights listed on Schedule 4.9 are all the proprietary rights necessary to the conduct of Target's Business as now conducted. Except as set forth on Schedule 4.9 or as would not be reasonably expected to have a material adverse effect, (a) Target is the sole and exclusive owner of all right, title and interest in and to all Intellectual Proprietary Rights free and clear of all liens, claims, charges, equities, rights of use, encumbrances and restrictions whatsoever, (b) no consent or approval of any party will be required for the use of any of these Intellectual Property Rights by Surviving Corporation following the Effective Time, and (c) no governmental registration of any of these Intellectual Property Rights has lapsed or expired or been canceled, abandoned, opposed or the subject of any reexamination request.

         Except as disclosed in Schedule 4.9 or as would not be reasonably expected to have a material adverse effect, (a) Target is not, nor will it be as a result of the execution and delivery of this Agreement or the performance of its obligations hereunder, in violation of any license, sublicense or other agreement to which it is a party and pursuant to which it is authorized to use any third-party patents, trademarks, service marks or copyrights ("the Third Party Intellectual Property Rights"); (b) no claims with respect to the patents, registered and material unregistered trademarks and service marks, registered copyrights, trade names and any applications therefor owned by Target (Target Intellectual Property Rights), any trade secret material to Target, or Third-Party Intellectual Property Rights to the extent arising out of any use, reproduction or distribution of such Third-Party Intellectual Property Rights by or through Target, are currently pending or, to the knowledge of the
Shareholder or Sakoff, threatened in writing by any person; and (c) the Shareholder and Sakoff do not know of any valid ground for any bona fide claims
(i) to the effect that the manufacture, sale, licensing or use of any products as now used, sold or licensed or proposed for use, sale or license by Target, infringes on any copyright, patent, trademarks, service mark or trade secrets, copyrights, patents, technology, know-how or computer software programs and applications used in the business of Target as currently conducted or as proposed to be conducted; (ii) challenging the ownership, validity or effectiveness of any of Target Intellectual Property Rights or other trade secret material to Target; or (iii) challenging the license or legally enforceable right to use of the Third Party Intellectual Property Rights by Target. Any money spent by Parent or Target after the date of this Agreement to defend any asset listed in 4.9 for prior or future claims related to actions that occurred prior to the date of this Agreement shall be the responsibility of Shareholder, and/or Sakoff. Parent has the right to offset Earn-Out Shares due under this Agreement by such amount(s) paid by Parent.

The amount of offset shall be further increased by 25% for any and all cash or debt that Parent has spent or issued to defend or satisfy claims originating prior to this Agreement.

         4.10 Absence of Litigation. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of Target or Shareholder, threatened against or affecting Target, its subsidiaries or any Affiliate or their respective directors or officers which reasonably could be expected to have a material adverse effect except as set forth on
Schedule 4.10. Any money spent by Parent or Target after the date of this Agreement to defend any litigation related to actions that occurred prior to the date of this Agreement shall be the responsibility of Shareholder, and/or Sakoff. Parent has the right to offset Earn-Out Shares due under this Agreement by such amount(s) paid by Parent. The amount of offset shall be further increased by 25% for any and all cash or debt that Parent has spent or issued to defend or satisfy claims originating prior to this Agreement.

         4.11 Contracts and Commitments. Schedule 4.11 lists all personal property leases, contracts, agreements, contract rights, license agreements, franchise rights and agreements, policies, purchase and sales orders, quotations and executory commitments, instruments, third party guarantees, indemnification's, arrangements, obligations and understandings, whether oral or written, to which Target is a party (whether or not legally bound thereby), that are currently in effect and that require payments, individually or in the aggregate, in excess of $25,000, other than purchase and sale orders, quotations and executory commitments incurred in the ordinary course of business of Target (collectively, the "Contracts"). Each of the Contracts is valid and binding, in full force and effect and enforceable against Target in accordance with its provisions. Except as set forth on Schedule 4.11, Target has not assigned, mortgaged, pledged, encumbered, or otherwise hypothecated any of its right, title or interest under any of the Contracts. Neither Target nor, to both the Shareholder's and Sakoff's knowledge, any other party thereto is in violation of, in default in respect of nor has there occurred an event or condition which, with the passage of time or giving of notice (or both)), would constitute a material violation or a default of any Contract. No notice has been received by the Shareholder or Target claiming any such default by Target or indicating the desire or intention of any other party thereto to amend, modify, rescind or terminate the same.

         4.12 Governmental Consents; Compliance with Laws. Other than filings described in Article I and filings with Federal and state securities authorities in respect of the conversion and exchange of Target Common Stock, no consent, approval, order, or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state, local or provincial governmental authority on the part of Target is required in connection with the consummation of the transactions contemplated by this Agreement. Target has complied (and in carrying out its business Target will be in compliance) with all laws, ordinances and regulations applicable to it and its business, which the failure to comply with would, either individually or in the aggregate, have a Material Adverse Effect. Target has obtained all federal, state, local, and foreign governmental licenses and permits material to and necessary in the conduct of its business, such licenses and permits are in full force and effect, no material violations are or have been recorded in respect of any such licenses or permits, and no proceeding is pending or threatened to revoke or limit any thereof.

There are no consents or waivers necessary for the consummation of the transactions contemplated by this Agreement.

         4.13     Taxes.

                  (a) Target has duly filed all federal, state, local and foreign tax returns and tax reports required to have been filed by it prior to the date hereof and will file, on or before the Closing Date, all such returns and reports that are required to be filed after the date hereof and on or before the Closing Date, all such returns and reports are true, correct and complete in all material respects, none of such returns and reports have been amended, and all taxes, assessments, fees and other governmental charges arising under such returns and reports (i) have been fully paid (or, with respect to any returns or reports filed between the date hereof and the Closing Date, will be), or (ii) are being contested in good faith by appropriate proceedings.

                  (b) Target has no material liabilities for taxes other than has shown on Target Financial Statements, and no federal, state, local or foreign tax authority is now asserting or, to the knowledge of the Shareholder, threatening to assert any deficiency or assessment for additional taxes with respect to Target.

                  (c) All amounts required to be withheld by Target and paid to governmental agencies for income, social security, unemployment insurance, sales, excise, use and other taxes have been collected or withheld and paid to the proper taxing authority. Target has made all deposits required by law to be made with respect to employees' withholding and other employment taxes.

         4.14 Employee Benefit Plans. Target has no bonus, stock option, stock purchase, benefit, profit sharing, savings, retirement, liability, insurance, incentive, deferred compensation, and other similar fringe or employee benefit plans, programs or arrangements for the benefit of or relating to, any employee of, or independent contractor or consultant to, and all other compensation practices, policies, terms or conditions, whether written or unwritten (the "Employee Plans") which Target presently maintains, to which Target presently contributes or under which Target has any liability and which related to employees or independent contractors of Target.

         4.15 Title to Property. Target has good and marketable title, or valid leasehold rights (in the case of leased property), to all real property and all personal property purported to be owned or leased by it or used in the operation of its business, free and clear of all encumbrances. Target has provided Sub with true, complete and correct copies of all title reports and insurance policies relating to any of the real properties listed as being owned or leased in Schedule 4.15 and of all leases under which Target is leasing each of the properties listed in Schedule 4.15 as being leased. The fixed assets of Target are affixed only to one or more of the real properties listed in Schedule 4.15 and, except as set forth therein, are well-maintained and adequate for the purposes for which they presently are being used or held for use, ordinary wear and tear excepted. All the property, plant and equipment of Target are in good working order and condition, ordinary wear and tear expected, and adequate for the purposes for which they presently are being used or held for use.

         4.16     Investment.

               (a) The Shareholder will acquire the Parent Common Stock solely for its own account as an investment and not with a view to, or for offer or resale in connection with, distribution thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations promulgated thereunder.

               (b) Shareholder, Sakoff or any assignee to this Agreement shall sign a Stock Subscription Agreement prepared by Parent before they will receive any shares of Parents Common Stock due under this agreement. An example of such agreement is included at Schedule 4.16.

               (c) The Target, Shareholder and Sakoff have received and read and are familiar with this Agreement. They have had an opportunity to ask questions of and receive answers from representatives of the Parent or Sub concerning the terms and conditions of the Merger. The Target, Shareholder and Sakoff have substantial experience in evaluating the merits and risks of an investment in Parent.

               (d) The Target, Shareholder and Sakoff have been furnished access to the business records of the Parent and such additional information and documents as they have requested and have been afforded an opportunity to ask questions of, and receive answers from, representatives of the Parent concerning the terms and conditions of this Agreement.

         4.17 Related Party Agreements. Except as set forth on Schedule 4.17, there are no contracts or other agreements, written or oral, to which Target is a party or is bound or by which any property of Target is bound or may be subject and to which the Shareholder, Sakoff or any of their Affiliates (as such term is defined in the Securities Act) also is a party.

         4.18 Brokers. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by or on behalf of the Shareholder, Sakoff and Target in such a manner not to give rise to any claim against the Parent, Sub or any Affiliate (as such term is defined in the rules and regulations promulgated under the Securities Act) thereof, for a finder's fee, brokerage commission, advisory fee or other similar payment.

         4.19 Closing Date Effect. All of the representations and warranties of the Shareholder and Sakoff are true and correct as of the date hereof and shall be true and correct on and as of the Closing Date with the same force and effect as if such representations and warranties were made by the Shareholder and Sakoff to the Parent on the Closing Date.

                                    ARTICLE V

                    REPRESENTATIONS AND WARRANTIES OF PARENT

         Parent represents and warrants to the Shareholder and Sakoff that:

         5.1 Corporate Existence. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Sub is in the process of becoming a corporation, which will be duly organized, validly existing and in good standing under the laws of Texas. Complete and correct copies of the Certificates of Incorporation of each of Parent and Sub and all amendments thereto, certified by the Secretary of State of Delaware and Texas, and the By-Laws of each of Parent and Sub, and all amendments thereto, certified by the Secretary of that corporation, have been or will be delivered to the Shareholder. The Parent is, and Sub shall be, duly qualified to do business as a foreign corporation in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities make such qualification necessary, except for those jurisdictions where failure to be so qualified would not have a material adverse effect upon the business, operations, assets, properties, rights or condition (financial or otherwise) or prospects of such corporation or upon the ability of the Parent or Sub to consummate the transactions contemplated by this Agreement (a "Parent Material Adverse Effect").

         5.2 Authorization; Validity. Parent has, and Sub will have, all requisite corporate power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby, subject, however, to the requisite approvals of Parent's shareholders. Except as described in Article II, no declaration, recording or registration with, or notice to, or authorization, consent or approval of, any governmental or regulatory body or authority is necessary for the execution and delivery of this Agreement by Parent or Sub or the consummation by Parent or Sub of the transactions contemplated hereby, other than such declarations, filings, registrations, notices, authorizations, consents or approvals which, if not made or obtained, as the case may be, would not, in the aggregate, have a Parent Material Adverse Effect. Subject to the approvals of Parent's shareholders, all necessary corporate action has been taken by Parent, and will be taken by Sub, with respect to the execution, delivery and performance by Parent and Sub of this Agreement and the consummation of the transactions contemplated hereby. Assuming the due execution and delivery of this Agreement by the Shareholder, Target and Sakoff, this Agreement is a legal, valid and binding obligation of Parent, and, upon incorporation of Sub, will be a legal, valid and binding obligation of Sub, enforceable against each corporation in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application affecting the enforcement of creditor's rights and general principles of equity (whether applied in a proceeding at law or in equity). There does not exist any circumstances that would operate to terminate, reduce, alter or impair the obligations of either corporation under this Agreement or that gives rise to or would give rise to a right of set-off by Parent or Sub or any defense to the performance of Parent's or Sub's obligations in accordance with the terms of this Agreement. Parent shall cause Sub to be incorporated and qualified to do business as set forth in
Section 5.1 and to approve this Agreement and all transactions contemplated thereby.

         5.3 No Breach of Statute or Contract. Neither the execution and delivery of this Agreement, nor the consummation by the Parent or Sub of the transactions contemplated hereby, nor compliance by Parent or Sub with any of the provisions hereof, will (a) violate or cause a default under any statute (domestic or foreign), judgment, order, writ, decree, rule or regulation of any court or governmental authority applicable to Parent or Sub or any of their respective material properties: (b) breach or conflict with any of the terms, provisions or conditions of the Articles of Incorporation or By-laws of Parent or Sub; or (c) violate, conflict with or breach or require the authorization, consent or approval of any party under any agreement, contract, mortgage, instrument, indenture or license to which Parent or Sub is a party or by which Parent or Sub is or may be bound, or constitute a default (in and of itself or with the giving of notice, passage of time or both) thereunder, or result in the creation or imposition of any encumbrance upon, or give to any other party or parties, any claim, interest or right, including rights of termination or cancellation, in or with respect to any of Parent's or Sub's properties.

         5.4 Capitalization; Parent Common Stock. Parent's authorized capital stock consists of (i) 10,000,000 shares of Parent Common Stock, of which 5,010,719 shares are issued and outstanding on the date hereof and (ii) shares of Preferred Stock, $0.01 par value, of which there are 0 shares issued and outstanding on the date hereof. Except as set forth in the "Parent SEC Reports" (as defined in Section 5.5), there are no subscriptions, options, warrants, calls, rights, contracts, commitments, understandings, restrictions, or arrangements of any kind relating to the issuance, sale or transfer by Parent of its capital stock, including without limitation, any rights of conversion or exchange under any outstanding securities or other instruments. The issuance and delivery of the Parent Common Stock has been duly and validly authorized by all necessary corporate action on the part of the Parent, subject to approval by Parent's shareholders, and will be duly and validly issued, fully paid and non-assessable. The Parent Common Stock will be issued and delivered to the Shareholder free and clear of any and all liens, claims, charges, encumbrances, restrictions and agreements of any nature whatsoever. The Parent Common Stock will not be issued, transferred, and delivered to the Shareholder in violation of any preemptive rights, rights of first refusal or other similar rights.

         5.5 SEC Reports and Financial Statements. Parent has timely filed with the SEC, and has heretofore made available to the Shareholder and Sakoff, true and complete copies of, all forms, reports, schedules, statements and other documents required to be filed by it under the Securities Act of 1933, as amended ("Securities Act") and the Securities Exchange Act of 1934, as amended (the "Exchange Act"). (Such documents as they have been amended or supplemented since the time of their filing or, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of mailing, respectively, collectively are defined as "Parent SEC Reports.") Except as set forth in subsequently filed SEC documents, at the time of filing, the Parent's SEC Reports (including any financial statements or schedules included therein),
(a) did not contain any untrue statement of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (b) complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as case may be. The audited consolidated financial statements and unaudited interim consolidated financial statements (including the related notes) of Parent included in the Parent SEC Reports, as amended, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto) and fairly present in all material respects the financial position of Parent and its subsidiaries as of the dates thereof and the results of their operations and changes in financial position for the periods then ended, subject, in the case of the unaudited interim financial statements, to normal year-end audit adjustments and any other adjustments described therein (which will not be material individually or in the aggregate).

       5.6 Closing Date Effect. All of the representatives and warranties of Parent are true and correct as of the date hereof and shall be true and correct on and as of the Closing Date with the same force and effect as if such representations and warranties were made by Parent to the Shareholder and Sakoff on the Closing Date.

                                   ARTICLE VI

                                    COVENANTS

         6.1.     Access to Information.

         (a) The Shareholder and Sakoff shall cause Target to afford to Parent and Sub and their respective accountants, counsel, financial advisors and other representatives (the "Parent Representatives") full access during normal business hours throughout the period prior to the Closing Date to all of Target's properties, books, contracts, commitments and records (including, but not limited to, tax returns) and, during such period, shall furnish promptly to the Parent, Sub or Parent Representatives such other information concerning Target's business as they shall request. Parent and Sub shall treat, and shall cause the Parent Representatives to treat, all such materials and information in accordance with Section 6.5 hereof.

         (b) Parent and Sub shall afford the Shareholder and Sakoff and their respective accounts, counsel, financial advisors and other representatives (the "Shareholder Representatives") full access during normal business hours throughout the period prior to the Closing date to all of the respective properties, books, contracts, commitments and records (including, but not limited to, tax returns) of Parent and its subsidiaries and, during such period, shall furnish promptly to the Shareholder, Sakoff or the Shareholder
Representatives (i) a copy of each Parent SEC Report filed in connection with the Merger and other transactions contemplated by this Agreement or that may have a material effect on the businesses of Parent or Sub, and (ii) such other information concerning Parent's and Sub's businesses as Shareholder, Sakoff and Shareholder Representatives shall request. The Shareholder and Sakoff shall treat, and shall cause the Shareholder Representatives to treat, all such materials and information in accordance with Section 6.5 hereof.

         6.2 Agreement to Cooperate. Subject to the terms and conditions herein provided, each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including using its reasonable efforts to obtain all necessary or appropriate waivers, consents and approvals and to effect all necessary filings and submissions.

         6.3.     Conduct of Business Prior to the Closing Date.

         (a) During the period from the date of this Agreement to the Closing Date, except as otherwise contemplated by this Agreement or approved by Parent or Sub, the Shareholder and Sakoff shall cause Target (i) to conduct its business in the usual, regular and ordinary course consistent with past practices and prudent business principles and (ii) to use its reasonable efforts to maintain and preserve intact its business organization, employees, goodwill with customers and advantageous business relationships and to retain the services of its officers and key employees.

         (b) The Shareholder and Sakoff agree that, on and or after the date hereof and prior to the Closing Date, without the consent of the Parent, the Shareholder and Sakoff shall not cause or otherwise suffer or permit the Target to:

                  (i) Incur or become subject to, or agree to incur or become subject to, any obligation or liability (absolute or contingent) except current liabilities incurred, and obligations under contracts entered into, in the ordinary course of business;

                 (ii) Mortgage, pledge or subject to lien, charge or any encumbrance, any of Target's properties or agree so to do;

                  (iii) Sell or transfer or agree to sell or transfer any of its assets, properties or services or cancel or agree to cancel any debt or claim, except in each case in the ordinary course of business;

                  (iv) Consent or agree to a waiver of any right of substantial value;

                  (v) Terminate any contract, agreement, license or other instrument to which it is a party that provides for monthly payments by or to Target in excess of $10,000; and

                  (vi) Authorize or enter into any agreement to do any of the foregoing.

         6.4.     Financing.

         (a) From the date hereof through the Closing Date, Parent will lend Target a minimum of $1,000,000 in accordance with Schedule 6.4. Following the Closing Date, the Parent shall use its commercially reasonable good faith efforts to raise additional funds of at least $10,000,000 through equity or debt financing over a period of no more than 180 days from the Closing. Such funds raised after the Closing Date shall be contributed to the capital of Surviving
Corporation to be used for the further development of Surviving Corporation's business. Surviving Corporation and Shareholder shall use their respective reasonable good faith efforts to assist the Parent in securing such additional financing.

         (b) For a period of two years after the Closing Date, in the event that the Parent commences an offering of its securities, the Shareholder and Sakoff agree to enter into with the managing underwriter of such offering, and perform their respective obligations under, a lock-up agreement similar in form and substance to lock-up agreements executed by other executive officers and directors of the Parent in connection with such offering.

         6.5 Confidentiality. Each of the parties to this Agreement covenants and agrees to hold in strict confidence all data and information obtained from any other party hereto (or any subsidiary, division, associate, representative, agent or affiliate of any such party) including, but not limited to, information furnished prior to the date hereof (unless such information is or becomes publicly available, without the fault of such party or any representatives of such party, or public disclosure of such information is required by law in the reasonable opinion of counsel to such party). Each of the parties to this Agreement agree that its representatives shall not disclose information to others without the prior written consent of the party who had provided such information, and, in the event of the termination of this Agreement, to cause its representatives to return promptly every document furnished by any other party hereto (or any subsidiary, division, associate, representative, agent, or affiliate of any such party) in connection with the transactions contemplated hereby and any copies thereof which may have been made, other than documents which are publicly available.

         6.6 Announcements. None of the parties to this Agreement nor any of their respective Affiliates shall make any public announcements prior to the Closing date with respect to this Agreement or the transactions contemplated hereby without the mutual written consent of the parties, unless such disclosure is required by law.

         6.7 Satisfaction of Conditions. Each of the parties hereto shall use its commercially reasonable efforts in good faith to fulfill or obtain the fulfillment of all of those conditions to closing which it must fulfill.

         6.8 Reporting Status. Until one year after the date as of which the Shareholder may sell all of the Parent Common Stock without restriction pursuant to Rule 144(k) of the General Rules and Regulations promulgated under the Securities Act, the Parent shall use its reasonable efforts to (i) timely file all reports and documents required to be filed with the SEC pursuant to the Exchange Act and (ii) maintain Parent's status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would otherwise permit such termination.

         6.9 Target Information. Target and Shareholder shall promptly furnish the Parent and Sub with all information concerning Target's business and financial statements and affairs which, in the reasonable judgment of the Parent, Sub or their respective counsel, may be required or appropriate. Such information shall be held in confidence pursuant to Section 6.5.

         6.10     Covenants Relating to Earn-Out Shares.

                  In order to protect Shareholder's ability to earn the Earn-Out Shares and to protect the value of the Earn-Out Shares, Parent agrees that, unless Shareholder or its successor in interest consents, during the Earn-Out Period, the Board of Directors of Parent shall always consist of at least three persons designated by Shareholder (or the successor in interest to Shareholder). Without limiting the generality of the foregoing, Shareholder agrees that any person who has been designated by Shareholder must be acceptable to Parent and Parent agrees that it will not unreasonably object to such persons designated by Shareholder. In addition, if the Board of Directors of Parent is expanded to more than seven directors, then, during the Earn-Out Period, such additional directors shall be mutually satisfactory to Parent and Shareholder. However, the obligations of Parent under this Section 6.10 shall terminate on or after the 6-month anniversary of the Closing Date if (x) both Surviving Corporation's actual cumulative Gross Revenues and Pre-Tax Profits at the end of any fiscal quarter are less than 50% of those amounts forecasted in Target's Business Plan which has been delivered to Parent, (y) Parent has provided funding under
Section  6.4(a),  directly  to  Target  and/or
indirectly by paying Target's obligations to its vendors, of at least $1,000,000 in cash and/or Parent Common Stock (valued as per agreements with such vendors).

                                   ARTICLE VII

                                     CLOSING

         7.1 Closing. The closing ("Closing") of the transactions contemplated by this Agreement shall take place (a) at 121 S. Norwood Drive, Hurst Texas 76053 at 10:00 a.m., local time, on the later of (i) February 1, 2000, and (ii) the second business day immediately following the date on which the last of the conditions set forth in Article VIII hereof has been fulfilled or waived, or (b) at such other time and place and on such other date as Parent and Shareholder shall agree ("Closing Date").

         7.2 Deliveries by the Shareholder and Sakoff. On or prior to the Closing Date, the Shareholder and Sakoff shall deliver to Parent and/or Sub, as applicable, the following documents duly and properly executed:

                  (a)      Articles of Merger executed by Target.

                  (b) A certificate or certificates representing the Target Common Stock, duly endorsed in blank for transfer or accompanied by separate stock powers duly executed in blank, with all necessary documentary stamps evidencing the payment of all applicable transfer taxes.

                  (c) Resolutions of the Board of Directors of Target and Shareholder authorizing the execution and delivery of this Agreement by Target and Shareholder and the performance of their respective obligations hereunder, certified by the Secretary of the Shareholder.

                  (d) A certificate of the Secretary of State of Nevada dated as of a recent date as to the good standing of Target in such state.

                  (e) The Sakoff Employment Agreement executed by Sakoff.

                  (f) The Registration Rights Agreement executed by Shareholder.

                  (g) Certificates, dated the Closing Date, executed by Sakoff and Target's President and Secretary, to the effect that (i) the conditions set forth in Sections 8.1(a) and (b) and, to the best knowledge of such officers,
Section 8.1(c) and (e), have been satisfied and (ii) the Articles of Incorporation and By-laws of Target shall have not been amended since the date upon which certified copies of each had been delivered to Parent and remain in full force and effect.

                  (h) Such other separate instruments or documents that the Parent or Sub may reasonably deem necessary or appropriate in order to consummate the transactions contemplated by this Agreement.

         7.3 Deliveries by Parent. On or prior to the Closing Date, Parent shall deliver to the Shareholder and Sakoff the following documents duly and properly executed:

                  (a) Articles of Merger executed by Parent and Sub.

                  (b) A certificate or certificates representing the Initial Shares duly and validly issued in the name of Shareholder.

                  (c) A certificate of the Secretary of State of Delaware dated as of a recent date as to the good standing of Parent in such state.

                  (d) Resolutions of the Board of Directors and shareholders of Parent authorizing the execution and delivery of this Agreement by Parent and the performance of its obligations hereunder, certified by the Secretary of Parent.

                  (e) A certificate of the President and Secretary of Parent dated the Closing Date to the effect that (i) the conditions set forth in Sections 8.2(a), (b), (d) and (e) and, to the best knowledge of such officers,
Section 8.2(c) have been satisfied and (ii) the Articles of Incorporation and By-laws of the Parent shall not have been amended since the date upon which certified copies of each had been delivered to Shareholder and remain in full force and effect.

                  (f) The Sakoff Employment Agreement executed by Parent.

                  (g) The Registration Rights Agreement executed by Parent.

                  (h) Such other separate instruments or documents that Sakoff or Shareholder may reasonably deem necessary or appropriate in order to consummate the transactions contemplated by this Agreement.

         7.4 Deliveries by Sub. On or prior to the Closing Date, Sub shall deliver to the Shareholder and Sakoff the following documents duly and properly executed:

                  (a) A certificate of the Secretary of State of Texas dated as of a recent date as to the good standing of Sub in such state.

                  (b) Resolutions of the Board of Directors and shareholders of Sub authorizing the execution and delivery of this Agreement by Sub and the performance of its obligations hereunder, certified by the Secretary of Sub.

                  (c) A certificate of the President and Secretary of Sub dated the Closing Date to the effect that (i) the conditions set forth in Sections 8.2(a) and (b) and, to the best knowledge of such officers, Sections 8.2(c) and
(e) have been satisfied and (ii) the Certificate of Incorporation and By-laws of the Sub shall not have been amended since the date upon which certified copies of each had been delivered to Shareholder and remain in full force and effect.

                  (d) The Sakoff Employment Agreement executed by Sub.

                  (e) Such other separate instruments or documents that Sakoff or Shareholder may reasonably deem necessary or appropriate in order to consummate the transactions contemplated by this Agreement.

                                  ARTICLE VIII

                       CONDITIONS PRECEDENT TO OBLIGATIONS

         8.1 Conditions to Obligations of Parent and Sub. Each and every obligation of Parent and Sub to be performed on the Closing Date shall be subject to the satisfaction as of or before the Closing Date of the following conditions (unless waived in writing by Parent or Sub, as applicable):

                  (a) Representations and Warranties. The Shareholder's and Sakoff's representations and warranties set forth in Article IV of this Agreement shall have been true and correct in all material respects at and as of the Closing Date as if such representations and warranties were made as of the Closing Date, except for changes permitted or contemplated by this Agreement and except to the extent that any representation or a warranty is made as of a specified date, in which case such representation or warranty shall be true in all material respects as of such date.

                  (b) Performance of Agreement. All covenants, conditions and other obligations under this Agreement which are to be performed or complied with by the Shareholder or Sakoff shall have been fully performed and complied with on or prior to the Closing Date, including, without limitation, the delivery of the duly executed instruments and documents in accordance with
Section 7.2 hereof.

                  (c) No Adverse Proceeding. There shall not be any litigation or proceeding, judicial or administrative, or governmental investigation against Parent or Sub, which has enjoined or prevented the consummation of this Agreement.

                  (d) Shareholder Approval. The shareholders of Parent shall have duly approved the issuance of Parent Common Stock in the Merger and such other matters as counsel for Parent shall reasonably deem necessary in connection with this Agreement.

                  (e)  Consents  and  Approvals.  The Merger  shall have  become effective under the TBCA and NCL. All other consents, approvals, and authorizations of all material contracts, licenses, agreements or instruments required for consummation of the transactions contemplated by this Agreement shall have been received and shall be in force and effect.

         8.2 Conditions to Obligations of the Shareholder and Sakoff. Each and every obligation of the Shareholder and Sakoff to be performed on the Closing Date shall be subject to the satisfaction as of or before the Closing Date of the following conditions (unless waived by the Shareholder or Sakoff):

                  (a) Representations and Warranties. Parent's and Sub's representations and warranties set forth in Article V of this Agreement shall have been true and correct in all material respects when made and shall be true and correct in all material respects at and as of the Closing Date as if such representations and warranties were made as of the Closing Date, except for the changes permitted or contemplated by this Agreement and except to the extent that any representation or a warranty is made as of a specific date, in which case such representation or warranty shall be true in all material respects as of such date.

                  (b) Performance of Agreement. All covenants, conditions and other obligations under this Agreement which are to be performed or complied with by Parent and Sub shall have been fully performed or complied with on or prior to the Closing Date including, without limitation, the delivery of the duly executed instruments and documents in accordance with Sections 7.3 and 7.4 hereof.

                  (c) No Adverse Proceeding. There shall be no pending or threatened claim, action, litigation or proceeding, judicial or administrative, or governmental investigation against the Parent or Sub for the purpose of enjoining or preventing the consummation of this Agreement, or otherwise claiming that this Agreement or the consummation hereof is illegal.

                  (d)  Consents  and  Approvals.  The Merger  shall have  become effective under the TBCA and NCL. All other consents, approvals, and authorizations of all material contracts, licenses, agreements or instruments required for consummation of the transactions contemplated by this Agreement shall have been received and shall be in force and effect.

                  (e) Shareholder Approval. The shareholders of Parent shall have duly approved the issuance of Parent Common Stock in the Merger and such other matters as counsel for Parent shall reasonably deem necessary in connection with this Agreement.

                                   ARTICLE IX

                                   TERMINATION

         9.1 Termination by Parent or Sub. This Agreement may be terminated and cancelled at any time prior to the Closing Date by Parent or Sub upon written notice to the Shareholder and Sakoff if:

               (a) Any of the representations or warranties of the Target, Shareholder or Sakoff contained herein shall prove to be inaccurate or untrue in any respect; or any obligation, term or condition listed in
          Section 8.1(a) or (b) to be performed kept or observed by the Shareholder or Sakoff hereunder has not been performed, kept or observed in any material respect at or prior to the time specified in this Agreement; provided, however, that (i) Parent or Sub has given the Shareholder and Sakoff written notice of all reasons for the proposed termination and (ii) the Shareholder or Sakoff has not cured any such condition within 10 days of receiving Parent's or Sub's notice.

               (b) The performance of this Agreement would result in the Parent Common Stock being delisted from the NASDAQ National Market System.

               (c) Any condition listed in Section 8.1(c), (d) or (e) has not been satisfied.

     9.2 Termination by the Shareholder and Sakoff. This Agreement may be terminated and cancelled at any time prior to the Closing Date by the Shareholder and Sakoff upon written notice to the Parent and Sub if:

     (a) Any of the representations or warranties of Parent or Sub contained herein shall prove to be inaccurate or untrue in any material respect; or any material obligation, term or condition listed in Section 8.2(a) or 8.2(b) to be performed, kept or observed by Parent or Sub hereunder has not been performed, kept or observed in any material respect at or prior to the time specified in this Agreement; provided, however, that (i) the Shareholder or Sakoff has given Parent and Sub written notice of all reasons for the proposed termination and
(ii) Parent or Sub, as applicable, has not cured any such condition within 10 days of receiving the termination notice from Shareholder and Sakoff.

     (b) The Parent Common Stock is delisted from the NASDAQ National Market System for any reason.

     (c) Any condition listed in Section 8.2(c), (d) or (e) has not been satisfied.

         9.3 Termination by Any Party. Any party hereto shall have the right to terminate and cancel this Agreement if (i) the Closing Date shall not have occurred on or before February 1, 2000, unless extended pursuant to Section 7.1 hereof; provided that such failure of occurrence shall not have resulted from the delay, default or breach of such party; or (ii) a court of competent jurisdiction shall have issued an order, decree or ruling permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such order, decree, ruling or other action shall have become final and unappealable.

         9.4. Termination by Mutual Consent. This Agreement may be terminated and cancelled at any time prior to the Closing Date by mutual written consent of Parent, Sub, Shareholder and Sakoff.

         9.5. Effect of Termination. Subject to Section 9.6, in the event of termination of this Agreement by any party hereto as provided in this Article IX, this Agreement shall forthwith become void and there shall be no further obligation on the part of any party or their respective officers or directors (except as set forth in this Section 9.5, Section 6.5 and Section 6.6 which shall survive the termination). Nothing in this Section 9.5 shall relieve any party from liability for any willful breach or failure of observance of the provisions of this Agreement.

         9.6.     Termination Fees.

     (a) In the event that this Agreement is terminated by Parent or Sub pursuant to either (i) Section 9.1(a) or (ii) Section 9.3 if the failure to close resulted from the delay, default or breach by

Shareholder or Sakoff, then, in either case, Shareholder shall pay the Parent a termination fee of $100,000.

     (b) In the event that this Agreement is terminated by Shareholder or Sakoff
(i) pursuant to Section 9.2(a), (ii) pursuant to 9.2(c) because Parent's shareholders have not approved any matter in connection with the Merger and consummation of the transactions contemplated in this Agreement but the provisions of Section 9.6(c) have not been satisfied or (iii) pursuant to
Section 9.3 if the failure to close resulted from the delay, default or breach by Parent or Sub, then, in any case, the Parent shall pay Shareholder a termination fee of $100,000.

     (c) Parent and Sub may terminate this Agreement prior to February 29, 2000 without paying any termination fee if the (i) Parent has duly and timely called a meeting of its shareholders to be held prior to February 28, 2000 to approve this Agreement, (ii) neither Parent, Sub nor any of Parent's affiliates has breached this Agreement or the Shareholders Agreement, (iii) Parent has used reasonable efforts to cause a proxy statement for such meeting that meets the requirements of the Exchange Act to be timely mailed to the Parent's stockholders and (iv) Parent has used its best efforts to have its shareholders approve the issuance of Parent Common Stock and any other matter which counsel for Parent reasonably believes such shareholders are required to approve in connection with the consummation of the transactions contemplated by this Agreement but Parent's shareholders have not approved such issuance or other matter.

     9.7. Monies Advanced to Target Prior to Close Any cash or stock advanced to Target prior to closing on the Agreement shall be in the form of a Note due from Target to Parent. Such note shall be secured by the assets of Target and shall be due in 1 year. Such note shall be in substantially the form of Exhibit A. The security for the note shall be on substantially the terms and conditions of the Security Agreement in the form of Exhibit B.

                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS

    10.1 Survival of Representations and Warranties and Agreements. All representations, warranties, covenants and agreements of the Parent, the Shareholder and Sakoff in this Agreement shall survive the execution, delivery and performance of this Agreement for a period of one year from the Closing Date, and shall be deemed to have been made again by the Parent, the Shareholder, and Sakoff at and as of the Closing. The obligation of the indemnity provided herein shall survive the Closing.

    10.2 Notices. All notices and demands required or permitted under this Agreement shall be in writing and shall be given (i) by actual delivery of the notice into the hands of the person entitled to receive it, (ii) by mailing such notice by registered or certified mail, return receipt requested, in which case the notice shall be deemed to be given on the second day after the date of its mailing or (iii) by depositing such notice with any nationally recognized overnight carrier for priority delivery, in which case the notice shall be deemed to be given as of the date it is so deposited. All notices to a party shall be addressed as follows:


If To the Parent or Sub:                  If To the Shareholder, Sakoff:
Environmental Technologies, Inc.          afreegift.com, Inc.
121 S. Norwood Drive                      1100 Jorie Blvd.-Suite 173
Hurst, Texas 76053                        Oak Brook, Illinois 60523
Attn: David Keener, President             Attn: Scott L. Sakoff, President

If to Target:e solutions marketing, Inc.
1100 Jorie Blvd. - Suite 173
Oak Brook, Illinois 60523
Atten: Chairman of the Board


With copy to:                             With copy to:
                                          Zane M. Cohn
Ray Felton                                Zane M. Cohn & Associates, P.C.
Greenbaum, Rowe, Smith, Ravin, Davis &    Three First National Plaza, Suite 3700
 Himmel LLP                               Chicago, Illinois 60602
99 Wood Ave South
Iselin, NJ 08830

Any party may specify a different address, which change shall become effective upon receipt of such notice by all other parties.

     10.3 Entire Agreement. This Agreement, the documents referred to herein, and the other matters agreed to in writing by the parties on the date hereof, embody the entire agreement and understanding of the parties hereto with respect to the subject matter hereof, and supersede all prior and contemporaneous agreements and understandings, oral or written, relative to said subject matter.

     10.4 Binding Effect; Assignment. This Agreement and the various rights and obligations arising hereunder shall inure to the benefit of and be binding upon the Parent, Sub, the Shareholder, Sakoff and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be transferred or assigned by either of the parties hereto except (i) with the prior written consent of the other party, (ii) by operation of law or (iii) by will or the laws of descent and distribution. Any transfer or assignment of any of the rights, interests or obligations hereunder in violation of the terms hereof shall be void and of no force or effect.

     10.5 Captions. The Article and Section headings of this Agreement are inserted for convenience only and shall not constitute a part of this Agreement in construing or interpreting any provision hereof.

     10.6 Expenses of Transaction. The Shareholder and Sakoff shall pay all costs and expenses incurred by them and Target, in connection with this Agreement and the transactions contemplated hereby. Parent and Sub shall pay all costs and expenses incurred by them in connection with this Agreement and the transactions contemplated hereby.

     10.7 Waiver; Consent. This Agreement may not be changed, amended, terminated, augmented, rescind, or discharged (other than by performance), in whole or in part, except by a writing executed by each of the parties hereto, and no waiver of any of the provisions or conditions of this Agreement or any of the rights of a party hereto shall be effective or binding unless such waiver shall be in writing and signed by the party to have given or consented thereto. Except to the extent that a party hereto may have otherwise agreed in writing, no waiver by that party of any condition of this Agreement or breach by the other party of any of its obligations, representations or warranties hereunder shall be deemed to be a waiver of any other condition or subsequent or prior breach of the same or any other obligation or representation or warranty by such other party, nor shall any forbearance by the first party to seek a remedy for any noncompliance or breach by such other party be deemed to be a waiver by the first party of its rights and remedies with respect to such noncompliance or breach.

     10.8 No Third Party Beneficiaries. Nothing herein, expressed or implied, is intended or shall be construed to confer upon or give to any person, firm, corporation or legal entity, other than the parties hereto, any rights, remedies or other benefits under or by reason of the provisions of the Agreement.

     10.9 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

     10.10 Gender. Whenever the context requires, words used in the singular shall be construed to mean or include the plural and vice versa, and pronouns of any gender shall be deemed to include and designate the masculine, feminine or neuter gender.

     10.11 Governing Law. This Agreement shall in all respects be construed in accordance with and governed by the laws of the state of Texas, without regard to the principles of conflicts of laws thereof.

     10.12 Incorporation of Exhibits and Schedules. The Exhibits and Schedules identified in this part of the Agreement are incorporated herein by reference and made a part hereof.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year first above written.

PARENT:                                     TARGET:
EVTC, INC.                                  AFREEGIFT.COM, INC.


By: /s/ George Cannan                       By: /s/ Scott Safoff
    --------------------------------            -------------------------------
     George Cannan, as its Chairman              Scott Safoff, as its Director


SUB:                                        SHAREHOLDER:
E SOLUTIONS MARKETING, INC.                 SAKOFF ENTERPRISES, INC.


By: /s/ David Keener                        By: /s/ Scott L. Sakoff
    -------------------------------             -------------------------------
     David Keener, as its Director               Scott L. Sakoff, as its CEO


                                            SAKOFF:

                                               /s/ Scott L. Sakoff
                                               --------------------------------
                                                Scott L. Sakoff
                                                Name: Scott L. Sakoff
                                                Title:  President

                                    EXHIBIT B

                              EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT (this "Agreement") is entered into by and between e solutions marketing, Inc., a Texas corporation ("Employer") and Scott
L. Sakoff, a resident of the State of Illinois ("Employee"), dated as of [February __, 2000.]

                              W I T N E S S E T H:

         WHEREAS, Employer desires to employ Employee as provided herein, and Employee desires to accept such employment; and

         WHEREAS, Employee shall, as an employee of Employer, have access to confidential information with respect to Employer and its affiliates;

         NOW THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Employment. Employer hereby employs Employee and Employee hereby accepts employment with Employer upon the terms and conditions hereinafter set forth.

     2. Duties. Subject to the power of the Board of Directors of Employer to elect and remove officers, Employee shall serve Employer as Chairman of the Board of Directors, President and Chief Executive Officer] (or in such other executive offices as Employer or the Board of Directors of Employer may determine, whether such executive office will be with Employer or one of its subsidiaries) and shall perform, faithfully and diligently, the services and functions relating to such office or otherwise reasonably incident to such office as may be designated from time to time by the Board of Directors of Employer. Employee shall, during the "Term" (as defined in Section3.1) of this Agreement (or any extension thereof), devote his full business time, attention, energies and efforts to the duties of such office or as are reasonably necessary to carry out his duties specified in this Section 2. Employee shall not be assigned, or expected to perform, duties which are not customarily performed by a senior executive officer of a corporation.

         3.       Term and Termination.

                  3.1 Term. The term of this Agreement shall be for a period of one (1) year, commencing on the date of this Agreement and terminating on [February __,] 2001 ("Initial Term"). The Initial Term will be automatically renewed for successive one year terms thereafter unless terminated by either party, by written notice to the other given no fewer than thirty (30) days prior to the expiration of the then current term. Employer shall not have the option to terminate this Agreement if least 75% of the Revenue and Net Income Profit goals listed in the Afreegift business plan listed at Exhibit _______ are being meet by the Employee and Company. (The Initial Term and all renewals are collectively called the "Term.")

                  3.2 Termination by Employer for Cause. Employer and the Board of Directors of EVTC, Inc., a Delaware corporation and the sole stockholder of Employer ("EVTC"), each shall have the right to terminate this Agreement, in their discretion, for any of the following reasons ("Termination for Cause"):

                  (a) Sickness or disability of Employee that renders Employee incapable of performing his duties under this Agreement for a period in excess of six (6) months;

                  (b) Dishonest conduct by Employee of a material nature relating to the business of Employer including, but not limited to, theft, embezzlement, misappropriation of funds or property, fraud or falsification of company records, correspondence or other documents;

                  (c) Conviction by a court of competent jurisdiction of Employee of a criminal act involving a felony or moral turpitude; or

                  (d) Gross dereliction by Employee of his duties to Employer over a substantial period, such as repeated failure to carry out directions of the Board of Directors of Employer or his responsibilities to the Employer; provided, however that (i) Employer or the Board of Directors of EVTC has first given Employee a notice setting forth, in reasonable detail, both such derelictions and a reasonable plan to remediate such derelictions over a period of at least thirty days and (ii) Employee has failed to abide by such plan.

                  (e) To terminate Employee under this Section 3.2, Employer or the Board of Directors of EVTC must deliver a termination notice to Employee specifying the reason for such termination. The effective date of a Termination for Cause shall be the date specified in the notice to the Employee on which his employment shall cease or, if none is so specified, the date of such notice.

                  3.3 Termination By Employee. Employee's employment hereunder may be terminated by Employee in the event of a material breach of the terms hereof by Employer; provided, however, that (i) Employee has first delivered a notice to Employer and EVTC setting forth in reasonable detail the nature of the breach and giving Employer at least 30 days to cure such breach and (ii) Employer has failed to timely cure such breach. If Employer has not timely cured such breach, then, in order to terminate his employment under this Section 3.3, Employee shall deliver a termination notice to Employer and EVTC; and the effective date shall be the date specified in such notice or, if none is so specified, the date of such notice. Such termination shall be referred to as a "Rightful Resignation." In the event Employee terminates his employment hereunder for any other reason (a "Resignation Without Cause"), Employee will give notice of resignation to Employer and Employee's resignation will be effective 10 days after such notice, unless a shorter period is agreed upon by the parties hereto.

                  3.4 Early Termination. The Term of this Agreement shall expire
upon  any  of  the   following   (each  of  which  is  called  an   "Involuntary
Termination"):

                  (a) The sickness or disability of Employee that renders Employee incapable of performing substantially all of his duties under this Agreement for a period in excess of six months;

                  (b) The judicial determination of incompetency of Employee by a court of competent jurisdiction; or

                  (c)      The death of Employee.

No Involuntary Termination shall be deemed to be a Termination for Cause or Resignation Without Cause. An Involuntary Termination shall be effective upon Employer first becoming aware of the Involuntary Termination.

                  3.5 Effect of Termination. In the event of a Termination for Cause or Resignation Without Cause, Employee shall be entitled to receive his "Salary" (as defined in Section 4.1), at the rate then in effect, and fringe benefits earned by him or accrued for his account, through the effective date of such termination, but Employee shall not be entitled to receive any separation payment in connection with such termination. In the event of any other termination of Employee's employment hereunder, Employer shall continue to pay Employee his Salary, at the rate then in effect, and fringe benefits earned by him or accrued for his account, for the longer of the remainder of the Term or six (6) months. The provisions of Section 5 below shall survive termination of this Agreement for any reason. The provisions of Sections 6.2 and 6.3 below shall only be applicable in the event of a Termination for Cause or Resignation Without Cause.

         4. Compensation. As compensation for the services rendered under this Agreement, Employee shall be entitled to receive the following:

                  4.1 Salary. During the Term, Employee shall be paid an annual base salary of $120,000, payable in accordance with the then current payroll policies of Employer, or as otherwise agreed to by the parties (the "Salary"). At any time and from time to time, the Salary may be increased for the remaining portion of the Term of the Agreement if so determined by the Board of Directors of Employer after a review of Employee's performance of his duties hereunder. The Salary, as adjusted, may not be decreased at any time during the Term. In addition, at any time and from time to time, Employee may be eligible for bonus, or other incentive compensation programs, if so determined by the Board of Directors of Employer in the sole discretion of the Board of Directors.

                  4.2 Benefits. During the Term, Employee and his family shall be entitled to participate in such fringe benefits and employee benefit plans, under the same terms and conditions, as are generally available to senior executive officers of EVTC and its subsidiaries including, without limitation, medical insurance, disability insurance, profit-sharing plans, pension plans and stock option plans. In addition, Employee shall be entitled to participate in such fringe benefits and employee benefit plans of Employer as are generally available to executive officers of the Employer from time to time. However, both EVTC and Employer reserve the right to terminate, amend, modify or otherwise change the terms and conditions of any such fringe benefits or employee benefit plans in any manner which does not discriminate against Employee. Except as provided in Section 3.5, Employee shall not be entitled to receive any payments in lieu of any fringe benefit or employee benefit plan of EVTC or Employer upon termination of this Agreement for any reason; provided, however, that, if EVTC and/or Employer maintain life insurance on the life of Employee, then, upon any such termination, he shall be entitled to purchase any or all such insurance policies for the cash value thereof.

                  4.3 Expenses. Employer shall reimburse Employee for all reasonable and necessary out-of-pocket travel and other expenses incurred by Employee in rendering services required under this Agreement, on a monthly basis, upon submission of a detailed monthly statement and reasonable documentation.

                  4.4 D & O Insurance. If EVTC and/or Employer provide directors and officers liability insurance coverage for their respective directors and officers at any time in the Term, such coverage shall be provided to Employee, without cost to him, and regardless of whether he is deemed to be an officer of EVTC.

                  4.5 Vacation. Employee shall be entitled to two weeks' paid vacation for each 12-month period during the Term. Unused vacation may be carried over to subsequent periods.

         5.       Confidentiality.

                  5.1 Acknowledgment of Proprietary Interest. Employee recognizes the proprietary interest of Employer and its affiliates in any
"Confidential Information" (as hereinafter defined) of Employer and its affiliates. Employee acknowledges and agrees that any and all Confidential Information learned by Employee during the course of his engagement by Employer, whether developed by Employee alone or in conjunction with others or otherwise, shall be and is the property of Employer and its affiliates. Employee further acknowledges and understands that his disclosure of any Confidential Information will result in irreparable injury and damage to Employer and its affiliates. As used herein, "Confidential Information" means all information of Employer and its affiliates which those persons treat as confidential, including, without limitation, information derived from reports, investigations, experiments, research, work in progress, drawing, designs, plans, proposals, codes, marketing and sales programs, client lists, client mailing lists, financial projections, cost summaries, pricing formulae, and all other concepts, ideas, materials, or information prepared or developed by Employer or its affiliates. "Confidential Information" also includes information which is treated as confidential and relates to the business, products or sales of Employer or its affiliates, or any information which Employer or its affiliates are required by their respective customers to maintain in confidence. However, Confidential Information shall not include any information, in whatever form, which (i) already is in the public domain, (ii) subsequently becomes part of the public domain without a breach by Employee of his obligations under this Agreement, (iii) is lawfully received from a third person having the right to disseminate such information without restriction on disclosure or (iv) is furnished to others by Employer and/or its affiliates without restriction on disclosure.

                  5.2 Covenant Not to Divulge Confidential Information. Employee acknowledges and agrees that Employer and its affiliates are entitled to prevent the disclosure of Confidential Information. As a portion of the consideration for the employment of Employee and for the compensation being paid to Employee by Employer, Employee agrees that, at all times during the Term and for a period of two (2) years thereafter, (i) he will hold the Confidential Information in strict confidence, (ii) he will not disclose the Confidential Information to any person, firm or corporation, other than to persons engaged by Employer and its affiliates to further the business of Employer and its affiliates, and (iii) he will not use the Confidential Information except in the pursuit of the business of Employer and its affiliates without, in any case, the prior consent of Employer.

                  5.3 Return of Materials at Termination. In the event of any termination or cessation of his employment with Employer for any reason whatsoever, Employee will promptly deliver to Employer all documents, data and other information constituting Confidential Information. Employee shall not take any documents or other information, or any reproduction or excerpt thereof, containing any Confidential Information.

         6.       Covenants Not to Compete.

                  6.1 Competition During Employment. Employee agrees that, during his employment, neither he nor his affiliates, will directly or indirectly compete with Employer or its affiliates in any way, and that he will not act as an officer, director, employee, consultant, shareholder, lender, or agent of any entity which is engaged in any business in competition with the business in which Employer or any of its subsidiaries, if applicable, is now engaged or in which Employer becomes engaged during the term of his employment; provided, however, this Section 7.1 shall not prohibit Employee or any of his affiliates from purchasing or holding an aggregate equity interest of up to 1%, so long as Employee and his affiliates combined do not purchase or hold an aggregate equity interest of more than 5%, in any business engaged in the direct or indirect competition with Employer and its affiliates. Furthermore, Employee agrees that during his employment he will undertake no planning for an organization of any business activity competitive with the work he performs, or with the profit unit he works in, as an employee of Employer, and Employee will not combine or conspire with any other employees of Employer for the purpose of organization of any such competitive business activity.

                  6.2 Competition Following Employment. Employee agrees that for one (1) year following a Termination for Cause or Resignation Without Cause pursuant to Section 3.2 or 3.3, he will not, for himself or on behalf of any corporation, person, firm, partnership, association, or any other entity, engage in or participate in any business which engaged in competition in the market served by the Employer or its subsidiaries at the date Employee's employment terminates; provided, however, this Section 6.2 shall not prohibit Employee or any of his affiliates from purchasing or holding an aggregate equity interest of up to 1%, so long as Employee and his affiliates combined do not purchase or hold an aggregate equity interest of more than 5%, in any business engaged in the direct or indirect competition with Employer and its affiliates.

                  6.3 Associations with Co-Workers. Employee further agrees that during his employment and for one (1) year following termination of his employment with Employer, he will not, by act in concert with others, employ or attempt to employ or solicit for any employment competitive with Employer, any of Employer's employees who work in any area wherein Employee has himself been significantly engaged on behalf of Employer. Employee will not, either directly or indirectly or by act in concert with others, seek to induce or influence any employee to leave Employer's employment.

                  6.4 Employer's Existing Businesses. Notwithstanding anything in this Agreement to the contrary, Employee's interest in, or ownership of, those businesses set forth on Schedule B (being those businesses in which Employee has had an interest or ownership prior to the date hereof) shall not constitute a violation of this Agreement.

         7.       Miscellaneous.

                  7.1 Remedies Upon Breach By Employee. In the event of any breach of this Agreement by Employee, Employer shall be entitled, if it so elects, to institute and prosecute proceedings in any court of competent jurisdiction (subject to Section 7.9), either in law or in equity, to enjoin Employee from violating any of the terms of this Agreement, to enforce the specific performance by Employee of any of the terms of this Agreement, and to obtain damages, or any of them, but nothing herein contained shall be construed to prevent such remedy or combination of remedies as Employer may elect to invoke. The failure of Employer to promptly institute legal action upon any breach of this Agreement shall not constitute a waiver of that or any other breach hereof. Employee acknowledges and recognizes that the enforcement of the provisions set forth in Sections 6 and 7 above by Employer will not interfere with Employee's ability to pursue a proper livelihood. Employee recognizes and agrees that the enforcement of this Agreement is necessary to ensure the preservation and continuity of the business and goodwill of Employer and its affiliates.

                  7.2 Remedies Upon Breach by Employer. In the event of any breach of this Agreement by Employer, Employee shall be entitled, if he so elects, to institute and prosecute proceedings in any court of competent jurisdiction (subject to Section 7.9), either in law or in equity, to enjoin Employer from violating any of the terms of this Agreement, and to obtain damages, or any of them, but nothing herein contained shall be construed to prevent such remedy or combination of remedies as Employee may elect to invoke. The failure of Employee to promptly institute legal action upon any breach of this Agreement shall not constitute a waiver of that or any other breach hereof.

                  7.3 Attorneys' Fees. In the event of any litigation concerning any controversy, claim or dispute between the parties hereto, arising out of or relating to this Agreement or the breach hereof, or the interpretation hereof, the prevailing party shall be entitled to recover from the losing party reasonable expenses, attorneys' fees, and costs incurred therein or in the enforcement or collection of any judgment or award rendered therein. The
"prevailing party" means the party determined by the court to have most nearly prevailed, even, if such party did not prevail in all matters, not necessarily the one in whose favor a judgment is rendered. Further, in the event of any default by a party under this Agreement, such defaulting party shall pay all the expenses and attorneys' fees incurred by the other party in connection with such default, whether or not any litigation is commenced.

         7.4 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         7.5 Severability. In the event that any of the terms, conditions or provisions of this Agreement are held to be illegal, invalid or unenforceable by any court of competent jurisdiction, the legality, validity and enforceability of the remaining terms, conditions or provisions shall not be affected thereby. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement, a provision as similar in its terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

         7.6 Amendments. No amendment or modification of the terms or conditions of this Agreement shall be valid unless in writing and signed by the parties hereto.

         7.7 Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the employment of Employee.

         7.8 Notices. Any notices, consents, demands, requests, approvals and other communications to be given under this Agreement by either party to the other shall be deemed to have been duly given if given in writing and personally delivered or sent by mail, registered or certified, postage prepaid with return receipt requested, as follows:

         If to Employer:   e solutions marketing, Inc.
                           1100 Jorie Boulevard, Suite 173
                           Oak Brook, Illinois 60523
                           Attention: Secretary for the benefit of the
                                      Board of Directors

         with copy to:     David Keener, Chief Financial Officer
                           EVTC, Inc.
                           121 S. Norwood Drive
                           Hurst, Texas 76053

         If to Employee:   Scott L. Sakoff
                           1100 Jorie Blvd., Suite 173
                           Oak Brook, Illinois 60523

Notices delivered personally shall be deemed communicated as of actual receipt; mailed notices shall be deemed communicated as of three days after mailing.

         7.9 GOVERNING LAWS AND VENUE. THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE INTERPRETED, CONSTRUED, AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS, WITHOUT REGARD TO ITS CHOICE OF LAW PRINCIPLES. ALL MATTERS LITIGATED BY, AMONG, OR BETWEEN ANY OF THE PARTIES THAT INVOLVE THIS AGREEMENT OR ANY RELATED MATTER HEREUNDER SHALL BE BROUGHT ONLY IN A COURT OF


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


COMPETENT JURISDICTION IN COOK COUNTY, ILLINOIS OR IN THE NORTHERN DISTRICT OF ILLINOIS.

         7.10 Parties Bound. This Agreement and the rights and obligations here-under shall be binding upon and inure to the benefit of Employer and Employee, and their respective heirs, personal representatives, successors and permitted assigns. Employer shall have the right to assign this Agreement to any person, corporation, partnership or other entity that buys all or substantially all of Employer's assets or all of its stock, or with which Employer merges or consolidates. The rights, duties or benefits to Employee hereunder are personal to him, and no such right or benefit, including the receipt of any compensation, may be assigned by him.

         7.11 Waiver of Breach. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by any party.

         7.12 Captions. The captions in this Agreement are for convenience of reference only and shall not limit or otherwise affect any of the terms or provisions hereof.

         7.13 Other Obligations. Employee represents and warrants that he has not as of the execution of this Agreement assumed any obligations inconsistent with those contained herein.

         7.14 Affiliate. An "affiliate" of any party hereto shall mean any person controlling, controlled by or under common control with such party.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                    EMPLOYER:

                                    e solutions marketing, inc.

                                    By:
                                        -------------------------------------
                                              David A. Keener

                                    Its:   Director
                                        -------------------------------------


                                    EMPLOYEE:


                                    -------------------------------------
                                      Scott L. Sakoff